Exhibit 99
DOLAN MEDIA COMPANY NAMES GARY H. STERN
TO ITS BOARD OF DIRECTORS
MINNEAPOLIS, MINNESOTA — January 19, 2010 — Dolan Media Company (NYSE: DM), a leading provider of professional services and business information to the legal, financial and real estate sectors in the United States, today announced the election of Gary H. Stern to its board of directors, effective January 15, 2010.
James P. Dolan, chairman, president and chief executive officer of Dolan Media, said Stern’s career with the Federal Reserve Bank, both in Minneapolis and New York, including his role as chairman of the Federal Reserve’s financial services policy committee, make him a valuable addition to the board. “Gary has a wealth of experience in the financial and banking industry, which we expect to help us as we work to grow our Professional Services Division.”
Stern, 65, served as the president and chief executive officer of the Federal Reserve Bank of Minneapolis from 1985 until his retirement in 2009, serving under Federal Reserve Chairmen Paul Volcker, Alan Greenspan and Ben Bernanke. He joined the Federal Reserve Bank of Minneapolis as its senior vice president and director of research in 1982. Prior to 1982, he was a partner in a New York based consulting firm and also spent seven years at the Federal Reserve Bank of New York. He has also served on the faculties of Columbia University, Washington University and New York University.
“I am pleased to bring my past experiences with the Federal Reserve Bank to Dolan Media Company and look forward to working with Jim, the board of directors and the company’s management team,” Stern said.
Dolan Media Company is a leading provider of professional services and business information to the legal, financial and real estate sectors. Its Professional Services Division provides specialized outsourced services to the legal profession through its subsidiaries, NDeX, DiscoverReady and Counsel Press. NDeX is a leading provider of mortgage default processing services in the United States. DiscoverReady provides outsourced discovery management and document review services to major United States companies and their counsel. Counsel Press is the nation’s largest provider of appellate services to the legal community. The company’s Business Information Division publishes business journals, court and commercial media and other highly focused information products and services, operates web sites and produces events for targeted professional audiences in each of the 21 geographic markets that it serves across the United States.

Safe Harbor Statement
This press release contains forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that may cause actual results, performance, prospects or opportunities to be materially different from those expressed in, or implied by, such forward looking statements. Please see “Risk Factors” contained in Item 1A of our annual report on Form 10-K filed with the SEC on March 12, 2009, and Item 1A of Part II of our quarterly reports on Form 10-Q filed with the SEC on August 7, 2009 and November 6, 2009 and on page 2 of the prospectus included in our registration statement on Form S-3 filed with the SEC on December 18, 2009, all available at the SEC’s web site at www.sec.gov, for a description of some of these risks, uncertainties and factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, forward looking statements. You should not place undue reliance on any forward-looking statements. Except as required by federal securities law, we assume no obligation to update publicly or to revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available, new events occur or circumstances change in the future.
Investor Contact:
Vicki J. Duncomb
Vice President and Chief Financial Officer, Dolan Media Company
vicki.duncomb@dolanmedia.com
612-317-9430